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                                                                    Exhibit 21.1


                     Subsidiaries of UCAR International Inc.


                                 Jurisdiction of       Ownership by UCAR
Name of Subsidiary               Incorporation         International Inc.
------------------               ---------------       -----------------

1. UCAR Global                     Delaware                 100%
   Enterprises Inc.
2. UCAR Finance Inc.               Delaware                 100%


                                 Jurisdiction of       Ownership by UCAR Global
Name of Subsidiary               Incorporation         Enterprises Inc.
------------------               ---------------       -------------------

3.  UCAR Carbon Company
    Inc.                           Delaware                 100%
4.  UCAR Holdings II Inc.          Delaware                 100%
5.  UCAR Carbon S.A.               Brazil                   95.3%(a)
6.  UCAR S.A.                      Switzerland              100%(b)
7.  UCAR Holding GmbH              Austria                  67%(c)


                                 Jurisdiction of       Ownership by UCAR
Name of Subsidiary               Incorporation         Company Inc.
------------------               ---------------       -----------------

8.  UCAR Limited                   United Kingdom           100%(d)
9.  EMSA (Pty.) Ltd.               South Africa             100%
10. Carbographite Limited          South Africa             100%
11. UCAR International
    Trading Inc.                   Delaware                 100%
12. UCAR Carbon
    Technology LLC                 Delaware                 100%
13. UCAR Composites Inc.           California               100%
14. Union Carbide
    Grafito, Inc.                  New York                 100%
15. Unicarbon Comercial            Brazil                   100%
    Ltda.
16. UCAR Carbon (Malaysia)
    Sdn. Bhd.                      Malaysia                 100%
17. Graphtech Inc.                 Delaware                 100%
18. UCAR Mexicana, S.A.            Mexico                   100%
    de C.V.
19. UCAR S.p.A.                    Italy                    100%


                                 Jurisdiction of       Ownership by UCAR
Name of Subsidiary               Incorporation         Holdings II Inc.
------------------               ---------------       -----------------
20. UCAR Holdings III              Delaware                 100%
    Inc.
21. UCAR Electrodos, S.L.          Spain                    100%(e)
22. UCAR Inc.                      Canada                   100%

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23. UCAR Holdings S.A.             France                   100%(f)

                                 Jurisdiction of       Ownership by UCAR
Name of Subsidiary               Incorporation         Holding GMBH
------------------               ---------------       -----------------
24. UCAR Grafit OAO                Russia                   99%


                                 Jurisdiction of       Ownership by UCAR
Name of Subsidiary               Incorporation         Holdings S.A.
------------------               ---------------       -----------------
25. UCAR S.N.C.                    France                   100%(g)
26. Carbone Savoie                 France                   70%


                                 Jurisdiction of       Ownership by UCAR
Name of Subsidiary               Incorporation         Mexicana, S.A.de C.V.
------------------               ---------------       -----------------
27. UCAR Carbon
    Mexicana, S.A. de C.V.         Mexico                   100%(h)


                                 Jurisdiction of       Ownership by UCAR
Name of Subsidiary               Incorporation         S.p.A.
------------------               ---------------       -----------------
28. UCAR Specialties               Italy                    100%
    S.r.l.


                                 Jurisdiction of       Ownership by UCAR
Name of Subsidiary               Incorporation         Carbon S.A.
------------------               ---------------       -----------------
29. UCAR Produtos de
    Carbono S.A.                   Brazil                   99.9%(i)


                                 Jurisdiction of       Ownership by Unicarbon
Name of Subsidiary               Incorporation         Comercial Ltda.
------------------               ---------------       -----------------
30. UCAR Carbon S.A.               Brazil                   2.33%(j)


                                 Jurisdiction of        Ownership by UCAR S.A.
Name of Subsidiary               Incorporation          Company Inc.
------------------               ---------------        -----------------
31. UCAR Holding GmbH              Austria                  33%(k)


(a) 95.3% owned by UCAR Global Enterprises Inc. 2.33% owned by Unicarbon Comercial Ltda. Third parties own the other shares of UCAR Carbon S.A.

(b) 99.9% owned by UCAR Global Enterprises Inc. Nominees own the other three shares of UCAR S.A.

(c) 67% owned by UCAR Global Enterprises Inc. UCAR S.A. owns the other shares of UCAR Holding GmbH.

(d) 99.9% owned by UCAR Carbon Company Inc. A nominee owns the other share of UCAR Limited.


                                       2

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(e)   99.9% owned by UCAR Holdings II Inc.  UCAR Carbon Company Inc. owns the other 0.1% of UCAR Electrodos S.L.

(f) 99.4% owned by UCAR Holdings II Inc. UCAR International Inc., UCAR Global Enterprises Inc., UCAR Carbon Company Inc. and three nominees own the other shares of UCAR Holdings S.A.

(g) 99.9% owned by UCAR Holdings S.A. UCAR Holdings III Inc. owns the other share of UCAR S.N.C.

(h) 99.9% owned by UCAR Mexicana, S.A. de C.V. UCAR Carbon Company Inc. owns the other 0.1% of UCAR Carbon Mexicana, S.A. de C.V.

(i) 99.9% owned by UCAR Carbon S.A. Third parties own the other shares of UCAR Productos de Carbono S.A.

(j)   See note (a).

(k) 33% owned by UCAR S.A. UCAR Global Enterprises Inc. owns the other shares of UCAR Holding GmbH.






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